FAB INDUSTRIES, INC. EMPLOYEES PROFIT SHARING PLAN




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                                TABLE OF CONTENTS


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INTRODUCTION.................................................................1

ARTICLE I - DEFINITIONS......................................................2

ARTICLE II - ELIGIBILITY AND PARTICIPATION...................................9
         Section 2.1       Eligibility Requirements..........................9
         Section 2.2       Participation.....................................9
         Section 2.3       Years of Service for Eligibility Computation......9

ARTICLE III - CONTRIBUTIONS.................................................11
         Section 3.1       Employer Contributions...........................11
         Section 3.2       After-Tax Employee Contributions.................11
         Section 3.3       Rollover Contributions...........................11
         Section 3.4       Trustee-to-Trustee Transfers.....................11
         Section 3.5       Deduction Limitation.............................11

ARTICLE IV - ALLOCATIONS, VALUATION AND VESTING.............................12
         Section 4.2       Participants Who Will Receive an Allocation......12
         Section 4.3       Allocation of Forfeitures........................12
         Section 4.4       Allocation Limitations...........................12
         Section 4.5       Valuation........................................17
         Section 4.6       Vesting and Accrual..............................18

ARTICLE V - DISTRIBUTIONS...................................................21
         Section 5.1       Distributions of Small Account Balances..........21
         Section 5.2       Distributions While In-Service...................21
         Section 5.3       Distributions Upon Separation From Service.......21
         Section 5.4       Distributions Upon Retirement....................21
         Section 5.5       Distributions Upon Death.........................21
         Section 5.6       Distributions Upon Disability....................22
         Section 5.7       Special Beneficiary Provisions...................22
         Section 5.8       Consent of the Participant Required
                           for Distributions if
                           Account Balances Greater Than $3,500.............22
         Section 5.9       Commencement of Benefits.........................23
         Section 5.10      Required Distributions...........................23
         Section 5.11      Annuity Contract.................................23
         Section 5.12      Form of Distribution.............................24
         Section 5.13      Trustee-to-Trustee Transfers.....................24

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                           TABLE OF CONTENTS (CONT'D)

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         Section 5.14      Rollovers to Other Plans or IRAs.................24

ARTICLE VI - LOANS AND LIFE INSURANCE.......................................25
         Section 6.1       Availability of Loans............................25
         Section 6.2       Amount of Loans..................................25
         Section 6.3       Terms of Loans...................................25
         Section 6.4       Purchase of Life Insurance Contracts.............26
         Section 6.5       Distribution of Insurance Contracts..............27

ARTICLE VII - PLAN ADMINISTRATION...........................................28
         Section 7.1       Duties of the Employer...........................28
         Section 7.2       The Committee....................................28
         Section 7.3       Appointment of Advisor...........................28
         Section 7.4       Powers and Duties of the Committee...............28
         Section 7.5       Organization and Operation.......................29
         Section 7.6       Claims Procedure.................................29
         Section 7.7       Records and Reports..............................30
         Section 7.8       Liability........................................30
         Section 7.9       Reliance and Statements..........................31
         Section 7.10      Remuneration and Bonding.........................31
         Section 7.11      Committee Decisions Final........................31

ARTICLE VIII - TRUST AGREEMENT..............................................32
         Section 8.1       Establishment of Trust...........................32
         Section 8.2       Contributions to Trustee.........................32
         Section 8.3       Purpose of Trust.................................32
         Section 8.4       Distributions....................................32
         Section 8.5       Exclusive Benefit................................32
         Section 8.6       Expenses of the Plan and Trust...................33
         Section 8.7       Duties and Responsibilities of Trustee...........33
         Section 8.8       Specific Powers and Duties of Trustee............34
         Section 8.9       Investment Manager...............................36
         Section 8.10      Compensation of Trustee and Agents...............36
         Section 8.11      Reports of Trustee...............................36
         Section 8.12      Resignation, Removal and Substitution of Trustee.36
         Section 8.13      The Committee....................................37
         Section 8.14      Amendment and Termination........................37
         Section 8.15      Irrevocability...................................37

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                           TABLE OF CONTENTS (CONT'D)

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         Section 8.16      Parties to the Trust Agreement...................37
         Section 8.17      Trustee Action...................................38
         Section 8.18      Participant-Directed Investments.................38

ARTICLE IX - AMENDMENT, TERMINATION AND MERGER..............................39
         Section 9.1       Amendment........................................39
         Section 9.2       Termination......................................39
         Section 9.3       Merger, Consolidation or Transfer................39

ARTICLE X - TOP-HEAVY PROVISIONS............................................40
         Section 10.1      Applicability....................................40
         Section 10.2      Definitions......................................40
         Section 10.3      Minimum Allocation...............................42
         Section 10.4      Nonforfeitability of Minimum Allocation..........42
         Section 10.5      Allocation Limitations...........................43
         Section 10.6      Minimum Vesting Schedules........................43

ARTICLE XI - GENERAL PROVISIONS.............................................44
         Section 11.1      Governing Law....................................44
         Section 11.2      Power to Enforce.................................44
         Section 11.3      Alienation of Benefits...........................44
         Section 11.4      Not an Employment Contract.......................44
         Section 11.5      Discretionary Acts...............................44
         Section 11.6      Interpretation...................................44

ARTICLE XII - SIGNATURE PAGE................................................46


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                                  INTRODUCTION


Purpose.

The primary purpose of the Fab Industries, Inc. Employees Profit Sharing Plan (the "Plan") is to provide Employees of Fab Industries, Inc. with retirement benefits in recognition of the contribution of the Employees to the successful operation of the Employer. The Plan is intended to be a profit sharing plan which is qualified under section 401(a) of the Internal Revenue Code (the "Code"), and its affiliated Trust is intended to be exempt from tax under section 501(a) of the Code.

EFFECTIVE DATE.

The Plan was originally established effective November 27, 1963 and initially restated December 1, 1984. The Plan was formerly known as the Fab Lace, Inc. Employees Profit Sharing Plan. Pursuant to the terms of the Plan which permit its amendment by the Employer, this document is a restatement, in its entirety, of the Plan, generally effective December 1, 1989.

The terms of this document now set forth the controlling provisions of the Plan for all persons who are Employees on or after the Effective Date; provided, however, that to the extent required under section 411(d)(6) of the Code (and related Treasury Regulations), the applicable provisions of the preceding Plan documents are incorporated herein by reference.



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                             ARTICLE I - DEFINITIONS


The following words and phrases, wherever capitalized, shall have the meanings set forth below, unless the context in which they appear within the Plan clearly indicates otherwise:

ACCOUNT(S) means the aggregate (or as otherwise specified) interest of a Participant in the assets of the Trust. Each Participant's interest will be segregated into one or more of the following Account(s), which will reflect, in addition to contributions allocated thereto, appropriate allocations of earnings, gains, losses, and expenses of the Trust:

       o Employer Regular Contribution Account. The separate Account maintained for each Participant to which are credited any Employer Regular Contributions allocated to him and made in accordance with
              Section 3.1.

       o      Rollover  Account.   The  separate  Account  maintained  for  each
              applicable  Participant  to which  contributions  are  made  under
              Section 3.3.

The Administrator may, in its discretion, establish subaccounts within each separate Account.

ADMINISTRATOR means the Committee designated by the Employer to administer the Plan.

AFFILIATE means a member of a controlled group of corporations, within the meaning of section 414(b) of the Code, which includes the Employer; a trade or business (whether or not incorporated) which is in common control with the Employer as determined in accordance with section 414(c) of the Code; or any organization which is a member of an affiliated service group, within the meaning of section 414(m) of the Code, which includes the Employer; and any other organization required to be aggregated with the Employer pursuant to section 414(o) of the Code.

AFTER-TAX EMPLOYEE CONTRIBUTIONS means contributions to the Plan made by an Employee to the Plan on an after-tax, nondeductible basis.

BENEFICIARY means the person or persons or a trust affirmatively designated by the Participant to receive all or a portion of such Participant's benefits in the event the Participant dies leaving benefits payable to such a Beneficiary in accordance with the provisions of Article V.

CODE means the Internal Revenue Code of 1986, as amended from time to time.

COMMITTEE means the person or persons described in Section 7.2.

COMPANY means Fab Industries, Inc. or any successor corporation by merger, consolidation, or purchase which elects to adopt the Plan and Trust.


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For each Plan Year, the Company shall determine the total amount of any Employer contributions to be made to the Plan by all entities included in the definition of Employer. Each such entity shall contribute to the Plan in the amount determined by the Company.

COMPENSATION means all of each Participant's Compensation as defined in section 415(c)(3) of the Code and Treas. Reg. Sections 1.415-2(d)(2) and (3).

Notwithstanding the above, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

Notwithstanding the above, for purposes other than allocations pursuant to provision(s) providing for permitted disparity and/or Top-Heavy allocations, Compensation shall be determined by excluding the following:

       o      Overtime pay
       o      Bonuses
       o      Fringe benefits (cash and non-cash)
       o      Reimbursements, or other expense allowances
       o      Moving expenses
       o      Deferred compensation
       o      Welfare benefits
       o      25% of commissions

Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the Employer's taxable year ending within the Plan Year.

Effective for Plan Years beginning after December 31, 1988, the annual Compensation of each Participant taken into account for purposes of determining all benefits provided under the Plan for any determination period shall not exceed $200,000 as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code ("Compensation Limit"), except that the dollar increase in effect on January 1 of any calendar year shall be effective for years beginning in such calendar year. The Compensation Limit for a determination period shall be the Compensation Limit in effect on the January 1 coinciding with or preceding such determination period. If Compensation is determined on the basis of a 12-consecutive month period ending within the Plan Year, then the applicable Compensation Limit is the Compensation Limit in effect for the calendar year in which such 12-month period begins. If Compensation is determined on the basis of a period of less than 12 calendar months, the Compensation Limit shall be the annual Compensation Limit which would otherwise be applicable multiplied by the ratio obtained by dividing by 12 the number of full months in the short period. In determining the Compensation of a Participant for purposes of the dollar limitation, the rules of section 414(q)(6) of the Code shall apply except that, in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted limitation is exceeded, then (except for purposes of determining the portion

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of  Compensation  up to the  integration  level as defined in  Section  4.1,  if applicable), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation. Notwithstanding the above, effective for Plan Years beginning after December 31, 1993, the annual Compensation Limit shall not exceed $150,000, adjusted for calendar years beginning after 1994 at the same time and in the same manner as under section 415(d) of the Code, but only if and when the aggregate of such potential adjustments totals at least $10,000, and then only in amounts of $10,000, in the manner described in section 401(a)(17).

If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior period is subject to the applicable annual Compensation Limit in effect for that prior period. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation Limit is $200,000.

DEFINED BENEFIT PLAN means a pension plan maintained by the Employer which is qualified under section 401(a) of the Code and which is not a Defined Contribution Plan, except to the extent that it maintains separate accounts with respect to which it is treated as a Defined Contribution Plan.

DEFINED CONTRIBUTION PLAN means a plan qualified under section 401(a) of the Code and maintained by the Employer which provides for an account for each individual who participates in the plan, from which account all benefits attributable to amounts allocated to each such Participant's account (and any income and expenses or gains or losses attributable to such accounts both realized and unrealized) are paid.

DISABILITY means any medically determinable physical or mental impairment which results in an inability to engage in any substantial gainful activity by reason thereof and which may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment must be supported by medical evidence. Disability will be determined by a physician appointed by the Administrator.

EARLY RETIREMENT DATE means the date, ocurring before Normal Retirement Age, on which an employee who is at least age 55 with no less than 10 Years of Service actually retires from employment with the Employee.

EFFECTIVE DATE means the provisions of this amendment and restatement are generally effective December 1, 1989, except for the retroactive effective dates required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, or any final Regulations published and effective since the most recent effective date of this Plan. Further, to the extent the Plan was operated in accordance with the provisions of this amendment and restatement as of an effective date earlier than that required by law, such date shall be the Effective Date.


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EMPLOYEE  means any common law  Employee of the Employer or any  Affiliate.  The term Employee shall also include any Leased Employee deemed to be an Employee of the Employer or any Affiliate described in the previous sentence as provided in section 414(n) or (o) of the Code.

EMPLOYER means Fab Industries, Inc.; any successor through merger, consolidation or purchase of substantially all of the assets or business of the entity which is the Employer immediately prior to such succession which successor, within 90 days after such succession, agrees to continue this Plan; and any Affiliate which adopts the Plan.

EMPLOYER REGULAR CONTRIBUTIONS means those contributions by the Employer as described under Section 3.1 which are allocated to Participants' Employer Regular Contribution Accounts, and does not include Qualified Matching or Qualified Non-Elective Contributions (if any are made under the Plan).

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

FORFEITURES means the nonvested portion, if any, of a Participant's Account created as a result of termination of employment by the Participant prior to the time he becomes 100 percent Vested in his Account. A Forfeiture occurs on the last day of the Plan Year in which the Participant's 5th consecutive One-Year Break in Service occurs.

HIGHLY COMPENSATED EMPLOYEE means and includes active highly compensated Employees and former highly compensated Employees.

An active highly compensated Employee includes any Employee who performed service for the Employer during the determination year and who, during the look-back year: (1) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (2) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (3) was an officer of the Employer and received Compensation during such year in an amount greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes:
(4) Each Employee who is: (i) described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) who is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (5) Employees who are owners of more than 5 percent of the Employer at any time during the look-back year or determination year. If no officer has satisfied the Compensation requirement of (6) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

A former highly compensated Employee includes any Employee who separated (or was deemed to have separated) from service prior to the determination year, who has performed no service

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for the Employer during the determination year, and who was a highly compensated active Employee for either the year of his separation from service or any determination year ending on or after the Employee's 55th birthday.

If any Employee is, during a determination year or look-back year, a member of the family of either (i) an owner of more than 5 percent of the Employer who is an active or former Employee or (ii) a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and such owner or Highly Compensated Employee shall be aggregated. In such case, the family member and owner or Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and owner or Highly Compensated Employee. For purposes of this Section, family members include the Spouse, lineal ascendants and descendants of the Employee or former Employee and the Spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee (including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the Compensation that is considered) will be made in accordance with section 414(q) of the Code and the Regulations promulgated thereunder. For purposes of this definition, the Employer shall include any Affiliate.

HOUR OF SERVICE means:

              (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed;

              (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor regulations, which section is incorporated herein by this reference; and

              (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.


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For  purposes of this  definition,  Employer  includes any  Affiliate.  Hours of
Service will be credited for employment with other members of any affiliated service group (under section 414(m)), controlled group of corporations (under section 414(b)), or group of trades or businesses under common control (under section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code and the Regulations promulgated thereunder.

Hours of Service will also be credited with respect to any individual considered an Employee for purposes of this Plan under section 414(n) of the Code and the Regulations promulgated thereunder.

Hours of Service will be credited for all employment with the Employer regardless of whether the Employee was at the time an eligible Employee.

Service will be determined on the basis of the actual hours for which an Employee is paid or entitled to payment.

LATE RETIREMENT DATE means the date, occurring after Normal Retirement Age, on which an Employee actually retires from employment with the Employer.

LEASED EMPLOYEE means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (the "leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

A leased employee shall not be considered an Employee of the Employer if (i) such Employee is covered by a money purchase pension plan maintained by the leasing organization providing: (a) a non-integrated employer contribution rate of at least 10 percent of Compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code, (b) immediate participation, and (c) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated workforce.

NON-HIGHLY   COMPENSATED  EMPLOYEE  means  an  Employee  who  is  not  a  Highly
Compensated Employee.

NORMAL RETIREMENT AGE means age 65.

ONE-YEAR BREAK IN SERVICE means a 12-consecutive month period during which the Participant does not complete more than 500 Hours of Service.


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Solely for  purposes  of  determining  whether a One-Year  Break in Service  has occurred for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence, to a maximum of 501 Hours of Service for any one child-related absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the individual; (2) by reason of a birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if necessary to prevent a OneYear Break in Service in that period or, in all other cases, in the following computation period.

PARTICIPANT means an Employee of the Employer who participates in the Plan pursuant to Article II; a former Employee who participated in the Plan under
Article II and who continues to be entitled to a Vested benefit under the Plan; or a former Employee who participated in the Plan under Article II, and who has not yet incurred a One-Year Break in Service. For purposes of Section 5.14, "Participant" shall include a former Participant, as well as a former Participant's Surviving Spouse and Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code (who shall be deemed Participants with respect to such Spouse's interest under the Plan).

PLAN means the Fab Industries, Inc. Employees Profit Sharing Plan, as set forth herein.

PLAN YEAR means the 12-consecutive month period which begins on December 1 and on each anniversary thereof.

REGULATIONS means the Treasury regulations pertaining to the Internal Revenue Code of 1986, as amended from time to time.

REQUIRED DISTRIBUTIONS shall be made as described in Section 5.10 of the Plan.

SPOUSE means the Spouse or Surviving Spouse of the Participant, provided that a former Spouse shall be treated as the Spouse or Surviving Spouse to the extent provided under a "qualified domestic relations order" as defined in section 414(p) of the Code.

TOP-HEAVY shall have the meaning and effect described in Article X of the Plan.

TRUST means the Trust as established under Article VIII and maintained for purposes of the Plan which is administered by the Trustee in accordance with the provisions of the agreement of Trust between the Employer and the Trustee. If the Trust is governed by a separate agreement entered into between the Employer and the Trustee (which shall be incorporated by reference herein and become part of the Plan), to the extent the terms of such Trust agreement conflict with the Plan, the terms of the Trust agreement will control except to the extent that it is necessary to follow

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the  terms of the Plan in order to  maintain  the  qualified  status of the Plan under section 401(a) of the Code.

TRUSTEE means the party or parties named under the Trust who shall have exclusive authority and discretion to manage and control the assets of the Plan. Notwithstanding the above, to the extent the Plan expressly provides, the Trustee shall be subject to the direction of the Committee and/or an Investment Manager.

TRUST FUND means all money and other property received or held by the Trustee under the trust, plus all income and gains and less all losses, expenses, and distributions chargeable to the Trust assets.

VALUATION DATE means the last day of the Plan Year, in addition to any other date specifically designated by the Committee, on which date the fair market value of Trust assets shall be determined.

VESTED means nonforfeitable.

YEAR OF SERVICE means a 12-consecutive-month period during which an Employee is credited with at least 1,000 Hours of Service. If a fractional Year of Service is used in the Plan, there will be no Hours of Service requirement.

                   ARTICLE II - ELIGIBILITY AND PARTICIPATION


SECTION 2.1                ELIGIBILITY REQUIREMENTS.

(a) Only Employees of an Employer will be eligible to participate in the Plan.

(b) Notwithstanding any other provision of this Article, for the first Plan Year only, nonexcluded Employees employed on the date the Plan is restated will participate as of the restatement date.

(c) Notwithstanding any other provision of this Article II, all Employees and former Employees who are Participants in the Plan as of the date immediately preceding the Effective Date of this amendment and restatement and who then have an Account balance (whether or not nonforfeitable) shall continue their participation in the Plan as restated. A former Employee who was a Participant in the Plan and who received a distribution of his entire nonforfeitable Account balance on account of termination of employment may again become eligible to participate in the Plan upon reemployment either as a newly hired Employee or by satisfaction of the eligibility provisions below.

(d) Employees become eligible to participate in the Plan upon attainment of age 18 and completion of one Year of Service.

(e) Notwithstanding any other provision of the Plan, Employees included within the following described classification(s) are excluded from participation in this Plan:

       o Employees in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9(g) of the Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

       o      Hourly Employees

       o      Employees   participating  in  Fab  Industries,   Inc.   Executive
              Retirement Plan.

       o      Leased Employees.

SECTION 2.2                PARTICIPATION.

An Employee will begin participation in the Plan on the first day of the Plan Year in which the eligibility requirements set forth in Section 2.1 above are satisfied.

SECTION 2.3                YEARS OF SERVICE FOR ELIGIBILITY COMPUTATION.
-----------                --------------------------------------------

(a) For purposes of determining Years of Service and One-Year Breaks in Service for purposes of eligibility to participate in the Plan, the initial eligibility computation period shall be the 12-consecutive month period beginning on the date on which the Employee first performs an Hour of Service for the Employer or an Affiliate ("employment commencement date").

(b) Succeeding 12-consecutive month eligibility computation periods shall commence with the first Plan Year which includes the first anniversary of the Employee's employment commencement date, regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility compensation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period (described above) and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

(c) Years of Service and One-Year Breaks in Service will be measured by the same eligibility computation period.

(d) All Years of Service with the Employer or an Affiliate will be credited for purposes of determining eligibility except the following:

       (1) If an Employee has a One-Year Break in Service before satisfying the eligibility requirements of the Plan, service before such Break will not be taken into account.

       (2)    In the case of a Participant  who has no  nonforfeitable  right to any portion of an Account balance derived from Employer Contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing service for purposes of eligibility if the number of such Participant's consecutive One-Year Breaks in Service in such period equals or exceeds the greater of five or the Participant's aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior breaks in service.

              If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan or, if terminated, shall participate immediately upon reemployment.

       (3) In the case of any Participant who has a One-Year Break in Service, Years of Service before such break will not be taken into account for purposes of eligibility until the Employee has completed a Year of Service after returning to employment.

              Such Year of Service will be measured by the 12-consecutive month period beginning on the date an Employee's employment and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the reemployment commencement date. The reemployment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a One-Year Break in Service.

(e) In the event a Participant is no longer a member of an eligible class of Employees and therefore becomes ineligible to participate but has not incurred a One-Year Break in Service, such Employee will participate immediately upon again becoming a member of an eligible class of Employees. If such Participant incurs a One-Year Break in Service, eligibility will be determined according to the break in service rules of the Plan otherwise described in this Section 2.3.

       An Employee who has not been, but who becomes, a member of an eligible class of Employees shall participate in the Plan immediately upon becoming a member of such class if such Employee has satisfied the minimum age and service requirements necessary to become a Participant under this Article II.

                           ARTICLE III - CONTRIBUTIONS


SECTION 3.1                EMPLOYER CONTRIBUTIONS.

Employer Regular Contributions:

Employer Regular Contributions will be limited to profits as determined by the Committee. For each Plan Year the Employer may make an Employer Regular Contribution to the Trust based on the total Compensation of all Participants eligible to receive an allocation. The amount of the Employer Regular Contribution shall be determined for each Plan Year by the Employer.

SECTION 3.2                AFTER-TAX EMPLOYEE CONTRIBUTIONS.

After-Tax Employee Contributions are not permitted under the Plan.

SECTION 3.3                ROLLOVER CONTRIBUTIONS.

(a) An Employee who is eligible to participate in the Plan under Section 2.1, regardless of whether he has satisfied the participation requirements of
       Section 2.2, may roll over into the Plan an eligible rollover distribution (as defined in section 402(c) of the Code) from another qualified plan, or from an individual retirement account in the manner described in section 408(d)(3)(A)(ii) of the Code. If such rollover is not a direct transfer as described in section 401(a)(31) of the Code, it must be received by the Plan within 60 days of the date it was received by the Participant from the distributing qualified plan or individual retirement account.

(b) The Trustee shall develop such procedures, and may require such information from an Employee desiring to make such a rollover, as he deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section. Upon approval by the Trustee, the amount rolled over shall be deposited in the Trust and shall be credited to the Employee's Rollover Account. Such Account shall share in allocations of earnings, losses and expenses of the Trust Fund, but shall not share in allocations of Employer contributions. The Employee's Rollover Account shall be distributed in accordance with Article V.

(c) In the event of a rollover contribution on behalf of an Employee who is otherwise eligible to participate in the Plan but who has not yet satisfied the participation requirements of Section 2.2, such Employee's Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

SECTION 3.4                TRUSTEE-TO-TRUSTEE TRANSFERS.

(a) An Employee may not cause assets from the qualified plan of a prior employer to be transferred directly by the trustee of such plan to the Trustee of this Plan.

(b) A direct rollover as described in Section 5.13 shall not constitute a trustee-to-trustee transfer for purposes of the Plan.

SECTION 3.5                DEDUCTION LIMITATION.

Employer contributions made with respect to any Plan Year under this Article III are conditioned upon such contributions being deductible by the Employer for such Plan Year under section 404 of the Code.

                 ARTICLE IV - ALLOCATIONS, VALUATION AND VESTING


As of the Valuation Date, Employer Regular Contributions made under Section 3.1, if any, shall be allocated to the Account of each Participant described in
Section 4.2 according to the ratio that such Participant's Compensation for the Plan Year bears to the Compensation of all Participants for such Plan Year.

SECTION 4.2                PARTICIPANTS WHO WILL RECEIVE AN ALLOCATION.
-----------                -------------------------------------------

(a) An allocation of Employer Regular Contributions shall only be made with respect to those Participants who are employed on the last day of the Plan Year and have performed at least 1,000 Hours of Service during the Plan Year.

(b)    No   Participant   will  receive  an  allocation  of  Employer   Matching
       Contributions as none are provided under this Plan.

A Participant will not be denied an allocation on the basis of his having attained Normal Retirement Age.

SECTION 4.3                ALLOCATION OF FORFEITURES.

Forfeitures, if any, will be added to Employer Regular Contributions, if any, and the aggregate amount allocated to Participants based on the ratio of each Participant's Compensation to all Participants' Compensation for the current year.

SECTION 4.4                ALLOCATION LIMITATIONS.

(a) If a Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), the following provisions shall apply:

       (1) The amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount, as defined in subsection
              (d)(9), or any other limitation contained in this Plan. If contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

       (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
              Section 415 Compensation for the Limitation Year.

       (3) If there is an excess Annual Addition due to a reasonable error in estimating a Participant's Compensation or due to the allocation of Forfeitures (if any), or any other facts and circumstances as determined by the Committee and which are found by the Commissioner of Internal Revenue to justify the availability of the procedures for correcting the excess as set forth in this subsection, the excess will be corrected as follows:

              (A) Any After-Tax Employee Contributions, to the extent their return would reduce the excess, will be returned to the Participant;

              (B) If after the application of paragraph (A) an excess still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of Forfeitures for such Participant) for the next Limitation Year, and each succeeding Limitation Year if necessary;

              (C) If after the application of paragraph (A) an excess still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions for all remaining Participants for the next Limitation Year, and each succeeding Limitation Year if necessary;

              (D) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not receive any allocation of the investment gains and losses of the Trust. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or After-Tax
                    Employee Contributions may be made to the Plan for that Limitation Year. The excess amount may not be distributed to Participants or former Participants.

(b) If, in addition to this Plan, a Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, a welfare benefit fund (as defined in section 419(e) of the Code) maintained by the Employer, or an individual medical account (as defined in section 415(l)(2) of the Code) maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), during any Limitation Year, the following provisions shall apply:

       (1) The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year may not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to such Participant's account under such other plans and/or welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause such Participant's Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

       (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
              Section 415 Compensation for the Limitation Year.

       (3) If, as a result of a reasonable error in estimating compensation, Employee contributions, the allocation of Forfeitures, or other facts and circumstances as determined by the Committee, a Participant's Annual Additions under this Plan and such other plans would include an amount in excess of the Maximum Permissible Amount for a Limitation Year, the excess will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

       (4) If an amount in excess of the Maximum Permissible Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess attributed to this Plan will be the product of

              (A)   the total excess allocated as of such date and

              (B) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified Defined Contribution Plans maintained by the Employer.

       (5) Any excess Annual Addition attributed to this Plan will be disposed of in the manner described in subsection (a)(3).

(c) If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. If the sum of the fractions exceeds 1.0, the annual benefit provided under the Defined Benefit Plan will be reduced until the sum of the fractions equals 1.0.
(d)    Definitions:

       (1) Annual Additions: The sum of the following amounts which are credited to a Participant's Account for the Limitation Year:

              (A)   Employer contributions,

              (B)   After-Tax Employee Contributions (if any),

              (C)   Forfeitures, and

              (D) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, as well as amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, attributable to post-retirement medical benefits and allocated to the separate account of a Key Employee, as defined in section 419(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer.

              For this  purpose,  any excess  applied under  Sections  (a)(3) or
              (b)(5) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

       (2) Section 415 Compensation: For purposes of this Section, a Participant's Earned Income (if any), wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan as described in Regulation Section 1.62-2(c)), and excluding the following:

              (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

              (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (C)   Amounts   realized   from  the  sale,   exchange   or  other
                    disposition of stock acquired under a qualified stock option; and

              (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

              For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, Section 415 Compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year. Section 415 Compensation does not include accrued compensation unless it is uniform and consistent and paid within two weeks.

              Notwithstanding the preceding sentence, section 415 compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation at which he was paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account  only  if  the  Participant  is not a  Highly  Compensated
              Employee  (as  defined  in  section  414(q)  of the  Code)  and if contributions made on behalf of such Participant are nonforfeitable when made.

       (3) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefit under all Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the highest average section 415 compensation, including any adjustments under section 415(b) of the Code.

              Notwithstanding the above, if the Participant was a Participant, as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan(s) after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

       (4) Defined Contribution Dollar Limitation: $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code, as indexed, as in effect for the applicable Limitation Year.

       (5) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under this and all other Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years which also constituted Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount for any Limitation Year is the lesser of (A) 125 percent of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or (B) 35 percent of the Participant's Section 415 Compensation for such year.

              If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, multiplied by (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

              The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

              In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to this Section of the Plan, "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 9.3.(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for each reference to "60 percent" 9.2(b) of the Plan.

       (6) Employer: For purposes of this Article, any entity that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h)), all commonly controlled trades or businesses (as defined in section 414(c) as modified by section 415(h)) or affiliated service groups (as defined in section 414(m)) of which the adopting Employer is part, and any other entity required to be aggregated with the Employer pursuant to Regulations under section 414(o) of the Code.

       (7) Highest Average Compensation: The average Section 415 Compensation for the three consecutive Years of Service with the Employer which produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in Article I of the Plan.

       (8) Limitation Year: The Limitation Year is the Plan Year. All qualified plans maintained by the Employer shall use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year shall begin on a date within the Limitation Year in which the amendment is made.

       (9) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

              (A)   the Defined Contribution Dollar Limitation, or

              (B) 25 percent of the Participant's Section 415 Compensation for the Limitation Year.

                    The Section 415 Compensation limitation referred to in (B) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under sections 415(1)(1) or 419A(d)(2) of the Code.

                    If a short Limitation Year is created because an amendment changes the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                    Number of months in the short Limitation Year
                                                12

       (10) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

              (A)   The  Participant  will  continue   employment  until  Normal
                    Retirement Age under the Plan (or current age, if later), and

              (B) The Participant's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

SECTION 4.5                VALUATION.

The assets of the Trust will be valued on each Valuation Date at fair market value. On such date, the earnings and losses of the Trust will be allocated to each Participant's Account according to the ratio of such Account balance to all Account balances, or by utilizing any such other formula as is appropriate under the circumstances.

SECTION 4.6                VESTING AND ACCRUAL.

(a)    Employer Regular Contributions:

       The nonforfeitable percentage of a Participant's Account attributable to Employer Regular Contributions is determined as follows:

                                                     The nonforfeitable
              Year(s) of Service:                      percentage is:

                    1                                        10
                    2                                        20
                    3                                        30
                    4                                        40
                    5                                        60
                    6                                        80
                    7                                        100

(b)    Employer Matching Contributions:

       No Employer Matching Contributions are provided under this Plan.

(c) Notwithstanding the vesting schedule(s) specified above, an Employee's right to his or her Accounts will be nonforfeitable upon attainment of Normal Retirement Age, death, or Disability.

(d) For purposes of computing an Employee's nonforfeitable right to his Account balance derived from Employer contributions, Years of Service and One-Year Breaks in Service will be measured by the Plan Year.

(e)    Years of Service before a One-Year Break in Service:

       (1) In the case of a Participant who has incurred a One-Year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such One-Year Break in Service.

       (2) In the case of a Participant who has 5 or more consecutive One-Year Breaks in Service, all service after such One-Year Breaks in Service will be disregarded for the purposes of vesting the Employer-derived Account balance that accrued before such One-Year Breaks in Service. Such Participant's pre-break service will count in vesting the post-break Employer-derived Account balance only if either:

              (A) such Participant has any nonforfeitable interest in the Account balance attributable to Employer contributions at the time of separation from service, or

              (B) upon returning to service the number of consecutive One-Year Breaks in Service is less than the number of Years of Service.

              Separate   Accounts  will  be  maintained  for  the  Participant's
              pre-break and post-break Employer-derived Account balance. Both Accounts will share in the earnings and losses of the Trust Fund.

              If a Participant ceases to be employed but is then reemployed by the Employer before a One-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(f) If a Participant ceases to be employed but is then reemployed by the Employer after he has incurred a One-Year Break in Service, and such individual had received a distribution of his entire Vested interest (including where the Participant had no Vested amount in his Account) prior to reemployment, his forfeited Account shall be restored only if he repays the full amount distributed to him before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a separation from service, the time for repayment may not end earlier than five years after the date of the distribution. In the event the former Participant repays the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by gains or losses occurring after the Valuation Date preceding the distribution.

(g) If the Plan's vesting schedule is changed or amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears.

       The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

       (1)    60 days after the amendment is adopted;

       (2)    60 days after the amendment becomes effective; or

       (3) 60 days after the Participant is issued written notice of amendment by the Employer or Plan Administrator.

       Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

(h) If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the Account:

       (1) A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution, and

       (2) At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

              X = P(AB + (R x D)) - (R x D)

              For purposes of applying the above formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution. "Relevant time" means the time at which, under the plan, the Vested percentage in the Account can not increase.

                            ARTICLE V - DISTRIBUTIONS


SECTION 5.1                DISTRIBUTIONS OF SMALL ACCOUNT BALANCES.
-----------                ---------------------------------------

If a Participant terminates service, and the value of the Participant's Vested Account balance derived from Employer and Employee contributions is not greater than $3,500, the Participant will receive a distribution of the value of the entire Vested portion of such Account balance and the nonvested portion will be treated as a Forfeiture. If the value of a Participant's Vested Account balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account balance.

SECTION 5.2                DISTRIBUTIONS WHILE IN-SERVICE.

In-service distributions shall not be permitted.

SECTION 5.3                DISTRIBUTIONS UPON SEPARATION FROM SERVICE.
-----------                ------------------------------------------

The Trustee shall distribute to Participant in one lump sum, as soon as administratively feasible, the value of the Participant's Vested Account balance. The Trustee shall distribute the value of the Participant's Vested Account balance immediately following separation from service.

SECTION 5.4                DISTRIBUTIONS UPON RETIREMENT.

In the event that an applicable retirement date has been reached, all Vested amounts credited to the Participant's Account balance shall become distributable. The distribution will be made in one lump sum. The distribution will be made, as soon as administratively feasible, following the applicable retirement date which will include the attainment of Normal Retirement Age, Early Retirement Date or the Late Retirement Date.

SECTION 5.5                DISTRIBUTIONS UPON DEATH.

(a) Upon the death of a Participant, the Committee shall instruct the Trustee, in accordance with this Article, to distribute the Account of a deceased Participant to that Participant's Beneficiary. The Participant shall not name as his Beneficiary someone other than his Spouse unless and until the Participant and Spouse designate, in writing on a valid waiver form provided by the Committee for such purpose, an alternate Beneficiary, which designation shall be witnessed by a notary public. In addition, the Participant may designate a Beneficiary other than his Spouse if: (1) the Participant is legally separated or has been abandoned and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in section 414(p) of the
       Code), or (2) the Participant has no Spouse, or (3) the Spouse cannot be located. Where the Participant makes no designation, the Beneficiary shall be the Spouse, and if there is no Spouse, the Beneficiary shall be the Participant's estate. The Committee may require such proof of death and such evidence of the right of other persons to be Beneficiaries as it shall deem proper under the circumstances. The Committee's determination of death and of the right of any Beneficiary to receive payments shall be conclusive.

(b) The designation of a Beneficiary shall be made on a form approved by the Committee. A Participant may revoke or change his designation with the Committee by filing a new designation form with the Committee. In the event that no valid designation exists at the time of the Participant's death, the death benefit shall be payable to the Participant's estate.

(c) If the Participant was eligible, but had not yet received a lump sum distribution prior to his death, the Trustee will make the lump sum distribution to the Beneficiary as if the Participant had not died.

(d) If the Participant dies before distribution of his interest has begun or before age 70E1/2, his interest shall be made as a lump sum distribution within one year of the death of the Participant.

SECTION 5.6                DISTRIBUTIONS UPON DISABILITY.

In the event of a Participant's total and permanent Disability, the Trustee shall distribute, as soon as administratively possible, the value of the Participant's Vested Account balance. The distribution will be made in one lump sum as soon as administratively feasible following the determination of Disability.

SECTION 5.7                SPECIAL BENEFICIARY PROVISIONS.

(a) Lost Beneficiary. If, after five years have expired following reasonable efforts by the Committee to locate a Participant or his Beneficiary, including sending a registered letter, return receipt requested to the last known address, the Committee is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state and Federal laws, be treated as a Forfeiture under the Plan. Where a Participant or Beneficiary is located subsequent to the Forfeiture, such benefits shall be reinstated by the Committee, and shall not count as an Annual Addition under section 415 of the Code.

(b) Minor Beneficiary. The Committee may instruct the Trustee to distribute a sum payable to a minor instead to his or her legal guardian, or if there is no guardian, to a parent or other responsible adult who maintains the residence of the minor. In the alternative such distribution could be made to the appropriate custodian under the Uniform Gifts to Minors Act or Gift to Minors Act if applicable under the state laws of the state in which the minor resides. Any payment in this format shall discharge all fiduciaries involved in the distribution including the Trustee, Employer, and Plan from liability in regard to the transaction.

(c) Alternate Payee. A Participant's rights and benefits shall be subject to the rights afforded to an alternate payee under a qualified domestic relations order. In connection with a proper qualified domestic relations order under section 414(p) of the Code, a distribution shall be permitted if such distribution is authorized by the qualified domestic relations order even if the Participant has not achieved a distributable event under the Plan.

SECTION 5.8    CONSENT OF THE PARTICIPANT REQUIRED FOR DISTRIBUTIONS IF ACCOUNT
-----------    ----------------------------------------------------------------
               BALANCES GREATER THAN $3,500.
               ----------------------------

If the value of a Participant's Vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Account balance is immediately distributable, the Participant (or where the Participant has died and the Surviving Spouse is the Beneficiary, the Surviving Spouse) must consent to any distribution of such Account balance. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62.

The consent of the Participant shall not be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code or a simplified employee pension plan as defined in section 408(k) of the Code), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined as in section 4975(e)(7) or 409 of the Code or a simplified employee pension plan as defined in section 408(k) of the Code), then the Participant's Account balance will be transferred, without the Participant's consent, to the plan if the Participant does not consent to an immediate distribution.

SECTION 5.9                COMMENCEMENT OF BENEFITS.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

       (1) the Participant attains age 65 (or Normal Retirement Age, if earlier);

       (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

       (3)    the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant, Spouse or Beneficiary to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 5.8 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

SECTION 5.10               REQUIRED DISTRIBUTIONS.

(a) Because the Plan requires lump sum distributions for Participants who separate before age 70 1/2, it generally complies with the required distribution rules of section 401(a)(9). Any participant who participates in the Plan after attaining age 70 1/2 must receive a distribution each year equal to his Account balance divided by the Life Expectancy of such Participant and his Beneficiary in accordance with the proposed Regulations promulgated under section 401(a)(9) of the Code. Distributions being made pursuant to an election under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) will continue to be made in such manner until such election is revoked as provided by the proposed Regulations promulgated under section 401(a)(9) of the Code.

SECTION 5.11               ANNUITY CONTRACT.

(a) Nontransferability of annuities. Any annuity contract distributed from the Plan must be nontransferable.

(b) Conflicts with annuity contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

SECTION 5.12               FORM OF DISTRIBUTION.

Distributions will be made in cash only except for the distribution of an insurance policy or an annuity contract.

SECTION 5.13               TRUSTEE-TO-TRUSTEE TRANSFERS.

The Trustee of this Plan will not make a transfer of such Participant's applicable Account balance to the trustee of another plan.

SECTION 5.14               ROLLOVERS TO OTHER PLANS OR IRAS.
------------               --------------------------------

Effective with respect to any distribution made on or after January 1, 1993 and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid, in a direct rollover, to an eligible retirement plan specified by the Participant.

Definitions:

(1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except:

       (A) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made over the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or over a specified period of ten years or more;

       (B)    any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

       (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.

                      ARTICLE VI - LOANS AND LIFE INSURANCE


SECTION 6.1                AVAILABILITY OF LOANS.

Loans shall not be permitted under this Plan and the provisions of this Article shall not be implemented unless and until the Committee shall otherwise so determine in its discretion. In the event loans are in the future permitted under the Plan, any such loan shall be subject to such conditions and limitations as the Committee deems necessary for administrative convenience and to preserve the tax-qualified status of the Plan.

SECTION 6.2                AMOUNT OF LOANS.

No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the present value of the nonforfeitable accrued benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), 414(c), 414(m), and 414(o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

SECTION 6.3                TERMS OF LOANS.

(a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

(b) Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

(c) Loans must be adequately secured using not more than 50 percent of the Participant's Vested Account balance, and must bear a reasonable interest rate.

(d) No Participant loan shall exceed the present value of the Participant's Vested accrued benefit.

(e) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(f) No loans will be made to any shareholder-employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business corporation (S corporation) who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code) on any day during the taxable year of such corporation, more than 5 percent of the outstanding stock of the corporation.

(g) Loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988 shall be made pursuant to a written Participant loan program incorporated herein by reference which will include the following:

       (1)    the basis on which loans will be approved or denied;

       (2)    procedures for applying for the loans;

       (3) person(s) or position(s) authorized to administer the Participant loan program;

       (4)    limitations, if any, on the types and amounts of loans offered;

       (5)    procedures   under  the  program  for  determining  the  rates  of
              interest;

       (6)    the types of collateral which may secure a Participant loan; and

       (7) the events constituting default and the steps that will be taken to preserve Plan assets.

SECTION 6.4                PURCHASE OF LIFE INSURANCE CONTRACTS.
-----------                ------------------------------------

(a) The Trustee shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary if the insurance was not purchased as a general investment of the Plan in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds if the insurance was not purchased as a general investment of the Plan. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

(b) Any dividends or credits earned on insurance contracts will be applied, within the taxable year of the Employer in which received or within the next succeeding taxable year, toward the next premiums due before any further Employer contributions are so applied.

       Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account derived from Employer contributions for whose benefit the contract is held.

(c) Contributions may be used to purchase life insurance on the Participant subject to the following limitations:

       (1) Ordinary life - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both non-decreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 1/2 of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums attributable to them.

       (2) Term and universal life - No more than 1/4 of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

       (3) Both ordinary and term or universal life insurance - The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums will not exceed 1/4 of the aggregate Employer contributions allocated to any Participant.

SECTION 6.5                DISTRIBUTION OF INSURANCE CONTRACTS.

Insurance contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon the commencement of the distribution of benefits under this Plan.

                        ARTICLE VII - PLAN ADMINISTRATION


SECTION 7.1                DUTIES OF THE EMPLOYER.

The Employer shall have overall responsibility for the establishment, amendment, termination, administration, and operation of the Plan. The Employer shall discharge this responsibility by appointing a Committee, to which shall be delegated overall responsibility for administering and operating the Plan.

SECTION 7.2         THE COMMITTEE.

(a) The Committee shall be the "named fiduciary" (as defined in section 402(a)(2) of ERISA), the "Administrator" (as defined in section 3(16) of ERISA and section 414(g) of the Code), and the agent for service of process of the Plan.

(b) The Committee shall consist of officers or other Employees of the Employer, or any other person(s) who shall be appointed by the Employer. The members of the Committee shall serve at the direction of the Employer. In the absence of such appointment, the Employer shall serve as the Committee. Any member of the Committee may resign by delivering his written resignation to the Employer and to the Committee, which shall become effective upon the date specified therein. In the event of a vacancy on the Committee, the remaining members shall constitute the Committee with full power to act until the Employer appoints a new Committee member. The Employer may from time to time remove any Committee member with or without cause and appoint a successor thereto.

SECTION 7.3                APPOINTMENT OF ADVISOR.

The Committee may employ any such person or entity as it deems necessary to assist in the administration of the Plan and provide services including but not limited to tax advice, amendment, termination and operation of the Plan, and advice concerning reports filed with the Internal Revenue Service. Any such advisor shall not be the Administrator of the Plan (as defined in section 3(16) of ERISA and section 414(g) of the Code).

SECTION 7.4                POWERS AND DUTIES OF THE COMMITTEE.
-----------                ----------------------------------

(a) The Committee, on behalf of the Participants and Beneficiaries of the Plan, shall enforce the Plan and Trust in accordance with the terms thereof, and shall have all powers necessary to carry out such provisions. The Committee shall interpret the Plan and Trust and shall determine all questions arising in the administration and application of the Plan and Trust. Any such interpretation or determination by the Committee shall be conclusive and binding on all persons.

       The Committee shall establish rules and regulations necessary for the proper conduct and administration of the Plan, and from time to time, shall change or amend these rules and regulations. The Committee shall also have the power to authorize all disbursements by the Trustee from the Trust in accordance with the Plan's terms.

(b) At the direction of the Committee, distributions to minors or persons declared incompetent may be made by the Trustee directly to such persons or to the legal guardians or conservators of such persons. The Employer, the Committee, and the Trustee shall not be required to see to the proper application of such distributions made to any of such persons, but his or their receipt thereof shall be a full discharge of the Employer, the Committee, and the Trustee of any obligation under the Plan or the Trust.

SECTION 7.5                ORGANIZATION AND OPERATION.

(a) The Committee shall act by a majority of its members then in office, and such action may be taken either by a vote at a meeting or by written consent without a meeting. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Employer, in writing, of such authorization and the name or names of its member or members so designated. The Employer thereafter shall accept and rely on any documents executed by said member of the Committee or members as representing action by the Committee until the Committee shall file with the Employer a written revocation of such designation.

(b) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may employ and appropriately compensate such accountants, counsel, specialists, actuaries, and other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan. The Committee shall have the authority to control and manage the operation and administration of the Plan.

SECTION 7.6                CLAIMS PROCEDURE.

(a) A claim for benefits under the Trust shall be filed on an application form supplied by the Committee. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after an application form is received by the Committee, unless special circumstances (as determined by the Committee) require an extension for processing the claim. If such an extension is required, the Committee shall render a decision as soon as possible subsequent to the 90-day period, but such decision shall not be rendered later than 180 days after the application form is received by the Committee. Written notice of such extension shall be furnished to the claimant prior to the commencement of the extension indicating the special circumstances requiring such extension and the date by which the Committee expects to render the decision on the claim. In the event the claim is denied, the Committee shall set forth in writing the reasons for the denial and shall cite pertinent provisions of the Plan and Trust upon which the decision is based. In addition, the Committee shall provide a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such information is necessary, and appropriate information as to the steps to be taken if the Participant or Beneficiary wish to submit such claim for review as provided in (b) below.

(b) A Participant or Beneficiary whose claim described in (a) above has been denied in whole or in part shall be entitled to the following rights if exercised within 60 days after written denial of a claim is received:

       (1) to request a review of the claim upon written application to the Committee;

       (2)    to review documents associated with the claim; and

       (3)    to submit issues and comments in writing to the Committee.

(c)    If a Participant  or a  Beneficiary  requests a review of the claim under
       (b) above, the Committee shall conduct a full review (including a formal hearing if desired) of such request, and a decision on such request shall be made within 60 days after the Committee has received the written request for review from the Participant or the Beneficiary. Special circumstances (such as a need for full hearing on request) can allow the Committee to extend the decision on such request, but the decision shall be rendered no later than 120 days after receipt of the request for review. Written notice of such an extension shall be furnished to the Participant or the Beneficiary prior to the commencement of the extension. The decision of the Committee on review shall be set forth in writing and shall include specific reasons for the decision as well as specific references to the pertinent provisions of the Plan or Trust on which the decision is based.

SECTION 7.7                RECORDS AND REPORTS.

(a) The Committee shall be entitled to rely upon certificates, reports, and opinions provided by an accountant, tax or pension advisor, actuary or legal counsel employed by the Employer or Committee. The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The regularly kept records of the Committee, the Employer, and the Trustee shall be conclusive evidence of a Participant's service, his Compensation, his age, his marital status, his status as an Employee, and all other matters contained therein and relevant to this Plan; provided, however, that a Participant may request a correction in the record of his age at any time prior to his retirement and such correction shall be made if within 90 days after such request he furnishes a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Committee in support of this correction.

(b) Each Participant and each Participant's designated Beneficiary must notify the Committee in writing of his mailing address and each change thereof. Any communication, statement or notice addressed to a Participant or Beneficiary at the last mailing address filed with the Committee, or if no address is filed with the Committee, the last mailing address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate a Participant or a Beneficiary.

SECTION 7.8                LIABILITY.

(a) A member of the Committee shall not be liable for any act, or failure to act, of any other member of the Committee, except to the extent that such member:

       (1) Knowingly participates in, or undertakes to conceal, an act or omission of another Committee member, knowing that such act or omission is a breach of fiduciary duty to the Plan;

       (2) Fails to comply with the specific responsibilities given him as a member of the Committee, and such failure enables another member of the Committee to commit a breach of fiduciary duty to the Plan; or

       (3) Has knowledge of a breach of fiduciary duty to the Plan by another member of the Committee, unless such member makes reasonable effort under the circumstances to remedy such breach.

(b) Each member of the Committee shall be liable with respect to his own acts of willful misconduct or gross negligence concerning the Plan. The Employer may indemnify the Committee or each of its members for part or all expenses, costs, or liabilities arising out of the performance of duties required by the terms of the Plan or Trust, except for those expenses, costs, or liabilities arising out of a member's willful misconduct or gross negligence.

SECTION 7.9                RELIANCE AND STATEMENTS.

The Committee, in any of its dealings with Participants hereunder, may conclusively rely on any written statement, representation, or documents made or provided by such Participants.

SECTION 7.10               REMUNERATION AND BONDING.

(a) Unless otherwise determined by the Committee, the members of the Committee shall serve without remuneration for services to the Plan and Trust. However, all expenses of the Committee shall be paid by the Trust except to the extent paid by the Employer. Such expenses shall include any expenses incidental to the functioning of the Committee, including but not limited to fees of accountants, legal counsel, and other specialists, or any other costs entailed in administering the Plan.

(b) Except as required by ERISA or other federal law, the members of the Committee shall serve without bond.

SECTION 7.11               COMMITTEE DECISIONS FINAL.

The decision of the Committee in matters within its jurisdiction shall be final, binding, and conclusive upon the Employer and the Trustee and upon each Employee, Participant, former Participant, Beneficiary, and every other person or party interested or concerned.

                         ARTICLE VIII - TRUST AGREEMENT


SECTION 8.1                ESTABLISHMENT OF TRUST.

The Employer and the Trustee hereby enter into a Trust agreement which, except to the extent such trust agreement is set forth in a valid separate and distinct document, is incorporated herein and which establishes a Trust consisting of such sums of money and other property as may from time to time be contributed or transferred to the Trustee under the terms of the Plan, along with any property to which any portion of the Trust Fund may from time to time be converted, and which provides for the investment of Plan assets and the operation of the Trust. This trust agreement, as amended from time to time, shall be deemed part of the Plan, and all rights and benefits provided to persons under the Plan shall be subject to the terms of the Trust agreement. In the event the Employer has entered into a separate and distinct trust agreement which is not incorporated in the terms of this Plan, and such trust agreement, subsequent to its establishment, becomes void or ceases to operate, the terms of this Article VIII shall become effective with respect to the Employer.

SECTION 8.2                CONTRIBUTIONS TO TRUSTEE.

The Trustee shall accept any cash, and may accept any other property tendered to it as contributions hereunder, but shall not be under any duty nor have any right to require the Employer or any other person to contribute to the Trust Fund or to determine whether the amount of any contribution has been correctly computed under the terms of the Plan.

SECTION 8.3                PURPOSE OF TRUST.

The purpose of the Trust is to invest in and hold property for the exclusive benefit of Participants and their Beneficiaries. At no time shall the Trust be operated or construed in a manner contrary to this purpose. The Trust shall be a separate entity from the Employer and its assets. In no event shall the Trust Fund ever be subject to the rights or claims of any creditor of the Employer. It is expressly understood that the duties and obligations of the Trustee shall be only those expressly stated in this Article.

SECTION 8.4                DISTRIBUTIONS.

The Trustee shall from time to time make distributions from the Trust Fund to such persons, in such amounts, and in such manner as the Committee may direct in writing. Instructions to the Trustee from the Committee need not specify the purpose of the distributions so ordered, and the Trustee shall not be responsible in any way for the propriety of such distributions or for the administration of the Plan. Any such instructions shall constitute a certification that each distribution directed is one which the Committee is authorized to direct. The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan. If a dispute arises regarding who is entitled to or should receive any distribution from the Trust Fund, the Trustee may withhold, or cause the withholding of, such distribution until the dispute has been resolved.

SECTION 8.5                EXCLUSIVE BENEFIT.

(a) Except as the Committee may authorize the Trustee to return contributions to the Employer pursuant to the terms of the Plan, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and for defraying expenses of the Plan and Trust.

(b) The Employer shall have no beneficial interest in the assets of the Trust, and no part of the Trust shall ever revert to or be repaid to the Employer, directly or indirectly, except that upon written request, the Employer shall have a right to recover:

       (1) a contribution to the Plan made by mistake of fact if such contribution (to the extent made by mistake of fact) is returned to the Employer within one year after payment of such contribution;

       (2) any contributions to the Plan conditioned upon initial qualification of the Plan under section 401(a) of the Code if the Plan does not so qualify and such contributions are returned to the Employer within one year after the denial of qualification of the Plan and only if a determination letter request is filed by the terms prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted;

       (3) a contribution to the Plan which is disallowed as a deduction under section 404 of the Code if such contribution (to the extent disallowed) is returned to the Employer within one year after the deduction is disallowed; and

       (4) any residual assets due to a section 415 excess contribution upon termination of the Plan if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied and the reversion does not contravene any provision of law.

(c) The previous paragraph shall not apply to a "qualified domestic relations order," as defined in section 414(p) of the Code, and any other domestic relations orders permitted to be so treated by the Trustee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under any domestic relations orders it determines to be qualified. To the extent provided under a "qualified domestic relations order," a former Spouse of a Participant shall be treated as the Participant's Spouse or Surviving Spouse for all purposes under the Plan.

SECTION 8.6                EXPENSES OF THE PLAN AND TRUST.
-----------                ------------------------------

All legal, administrative, taxes, and other expenses of the Plan and Trust and the Trustee's fees (if any) shall be paid from the Trust Fund except to the extent paid by the Employer.

SECTION 8.7                DUTIES AND RESPONSIBILITIES OF TRUSTEE.
-----------                --------------------------------------

It shall be the duty of the Trustee to hold in Trust the funds from time to time received by it, and the Trustee shall have authority to manage and control the assets of the Plan pursuant to the terms of the Plan, the Trust agreement, and the funding policy and method determined by the Employer, except as otherwise provided in Section 9.5. The Trustee shall discharge such powers and duties for the exclusive purpose of providing benefits to the Participants and Beneficiaries and defraying reasonable expenses of administering the Plan, and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall diversify the investments of the Plan so as to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. However, the Trustee may hold, acquire, or invest in qualifying employer securities as defined in section 407(d)(5) of ERISA or qualifying employer real property as defined in section 407(d)(4) of ERISA (or both) to the extent that the aggregate fair market value of such securities and property does not exceed the limitations set forth in section 407. The Trustee shall not engage in any prohibited transactions as defined in the Code or ERISA.

The Trustee shall not be liable for acquiring, retaining or selling any investment or reinvestment made in accordance with a direction of the Committee as provided herein, nor for any loss or diminution of the Trust Fund resulting from the Trustee's action or inaction pursuant to a direction of the Committee; nor shall the Trustee be liable for any loss or diminution of the Trust Fund resulting from the Trustee's inaction hereunder in the absence of proper directions from the Committee unless it shall have been judicially determined that any such loss was due to the willful misconduct of the Trustee or its failure to act in good faith in accordance with the provisions of this agreement.

SECTION 8.8                SPECIFIC POWERS AND DUTIES OF TRUSTEE.
-----------                -------------------------------------

In addition to the powers and duties conferred upon it by other provisions of the Plan and except to the extent inconsistent with applicable law or with provisions of the Plan and Trust, the Trustee shall have the following powers regarding the Trust and Trust Fund:

(1) To sell at public or private sale, exchange, convey, transfer, lease, or otherwise dispose of, and also to grant options with respect to all or any part of any property at any time held in the Trust Fund, for such considerations, in cash or in credit, and upon such terms and conditions, as it shall deem advisable. In connection with the purchase of securities, margin accounts may be opened and maintained. If put or call options are traded, they must be traded on and purchased through a national securities exchange registered under the Securities Act of 1934, as amended, or if the options are not traded on the national securities exchange, they must be guaranteed by a member firm of the New York Stock Exchange.

(2) To compromise or settle any claim in respect of any debt or other obligation due to it as Trustee hereunder, to institute and prosecute any and all legal proceedings (including foreclosure proceedings) on behalf of the Plan, or to take any other action for the purpose of enforcing any such claim, and to change the rate of interest or extend the maturity date of any such debt or obligation.

(3) To compromise or settle any claim with respect to any debt or other obligation due to third persons from it as Trustee hereunder; to define any and all legal proceedings in respect of any such claim; and to change the rate of interest on, extend the maturity date of, or otherwise modify the terms of any such debt or obligation.

(4) To join in and become a party to, or to oppose any reorganization (including any consolidation, merger, or other capital changes) of any corporate securities which may at any time be held in the Trust Fund, or any plan or agreement for the protection of the interests of the holders of any such securities; to participate in any such protective plan or agreement or any such reorganization to the same extent and as fully as though it was the absolute and individual owner of such securities; to deposit with any Committee or depositories pursuant to any such protective plan or agreement or any such reorganization any securities held in the Trust Fund; to make payments from the Trust Fund of and charges or assessments imposed by the terms of any such protective plan or agreement on any such reorganization; and to receive and continue to hold in the Trust Fund any property allotted to the Trust Fund by reason of the Trustee's participation therein.

(5) To vote, in person or by general or limited proxy, on any securities at any time held in the Trust Fund, at any meeting of security holders, with respect to any business which may come before the meeting; to execute general or limited proxies to one or more nominees; as holder of said securities, to consent to, approve and authorize any corporate act or proceeding, including any merger on consolidation, lease, mortgage or sale of corporate property, or dissolution or liquidation, whether or not proposed at any such meeting; to execute such instruments as may be necessary or appropriate therefore; and generally to exercise the powers of an owner with respect to stocks, bonds, securities, or other property.

(6) To exercise any conversion or subscription rights appurtenant to any securities at any time held in the Trust Fund or to sell any such rights.

(7)    To  execute,   acknowledge  and  deliver  any  and  all  deeds,   leases,
       assignments and other instruments that it may deem necessary or proper in the exercise of any of its powers under this agreement.

(8) To cause any property at any time held in the Trust Fund to be registered in the name of a nominee of the Trustee, without disclosure of the Trust, or to hold in bearer form any securities at any time held in the Trust Fund so that they will pass by delivery, but any such registration or holding by the Trustee shall not release it from its responsibility for the safe custody and disposition of the Trust Fund, in accordance with the terms and provisions of this agreement.

(9) To improve, develop, repair, maintain, preserve and operate any property held in the Trust Fund, or to invest and retain qualifying employer real property and lease such property to the Employer as permitted under the appropriate sections of ERISA and Regulations promulgated thereunder.

(10) To borrow from time to time money from persons or others (but not from a party in interest) for the purposes of the Trust created hereby on such terms and conditions as the Trustee may deem advisable.

(11) To employ suitable agents and counsel, and to pay their reasonable expenses and compensation.

(12) To hold part or all of the Trust Fund uninvested in its own banking department, if any, and the Trustee is further authorized to deposit, at interest, such funds of the Plans as it may from time to time deem appropriate in time deposits or savings accounts bearing a reasonable interest rate, including, specifically, deposits in the commercial banking departments in a Trustee bank.

(13) To invest and reinvest in bonds, notes, debentures, stocks, options, mutual funds, life insurance policies, mortgages, vendors' interest in contracts for sale of real property or other property, real, personal or mixed, in such manner and to such extent as is prudent under the circumstances.

(14) To transfer monies and assets of the Trust into common trust funds established for the Plan, including common trust funds held by a corporate Trustee (provided the Trustee is a national banking association).

(15) To do all acts, whether or not expressly authorized herein, which it may deem necessary and proper for the protection of the property held hereunder, and to carry out the purposes of the Plan.

(16) To hold up to 10 percent of the fair market value of Plan assets in qualifying employer securities as defined in section 407(d)(5) of ERISA or qualifying employer real property as defined in section 407(d)(4) of ERISA.

If there is more than one Trustee designated and acting under this Trust, all actions by the Trustee must be adopted by a majority of the Trustees.

SECTION 8.9                INVESTMENT MANAGER.

Upon written notice to the Trustee and the Committee, the Employer may appoint one or more investment managers as described in ERISA section 3(38), which shall have the power to manage, acquire, or dispose of all or part of the Trust assets in accordance with the provisions of the Plan and Trust agreement. The Committee and each such investment manager shall execute a written agreement specifying the Trust assets to be managed and the investment manager's duties and responsibilities with respect to such assets, and in such agreement the investment manager shall acknowledge that it is a fiduciary with respect to the Plan and Trust. The Committee may authorize each investment manager to give written instructions to the Trustee with respect to acquiring, managing, and disposing of assets managed by such investment manager, and the Trustee shall follow such instructions and shall be under no duty to make an independent determination regarding whether the instruction is proper. The fees and expenses of an investment manager shall be paid by the Trust except to the extent paid by the Employer.

SECTION 8.10               COMPENSATION OF TRUSTEE AND AGENTS.
------------               ----------------------------------

(a) The Trustee shall be entitled to reasonable compensation for its services. Compensation shall be comparable to charges for similar services made from time to time by other Trustees in the geographic area in which the Trustee has its principal business.

(b) Any Trustee shall be entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. It may employ such agents, attorneys, accountants, or assistants as it may from time to time deem necessary or advisable and fix the compensation to be paid to them. Such counsel or other agents may be counsel or other agents consulted or employed by the Employer. The expenses of the Trustee and the compensation of the persons so employed shall be paid by the Trust Fund or the Employer, as the Committee shall determine, on at least an annual basis.

(c) An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan.

SECTION 8.11               REPORTS OF TRUSTEE.

The Trustee shall maintain records of receipts and disbursements and shall render reports on at least an annual basis to the Committee and to Participants in such form and containing such information as it deems necessary, provided that such information shall satisfy all applicable requirements imposed by ERISA. The records and accounts of the Trustee may be audited annually by an independent firm of certified public accountants selected by the Committee.

SECTION 8.12               RESIGNATION, REMOVAL AND SUBSTITUTION OF TRUSTEE.
------------               ------------------------------------------------

(a) A Trustee may resign at any time upon thirty days notice to the Employer. A Trustee may be removed at any time by the Employer upon five days written notice to the Trustee, with or without cause. Upon resignation or removal of the Trustee, the Committee shall appoint a successor Trustee which shall have the same powers and duties as are conferred upon the Trustee hereunder. Upon the delivery by a predecessor Trustee to the successor Trustee of all property of the Trust Fund, less such reasonable amount as it shall deem necessary to provide for its expenses, compensation, and any taxes or advances chargeable or payable out of the Trust Fund, the successor Trustee thereupon shall have the same powers and duties as were conferred upon the predecessor Trustee. No successor Trustee shall have any obligation or liability with respect to the acts or omissions of its predecessors.

(b) In the event that a corporate Trustee merges or consolidates with another corporation or sells or transfers substantially all of its assets and business to another corporation, or is in any manner reorganized or reincorporated, then the resulting or acquiring corporation shall thereupon become the corporate Trustee hereunder without the execution of any instrument and without the need for any action by the Committee, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Trust Fund or the Plan.

(c) The Trustee shall be appointed by the Committee. The appointment of a Trustee shall become effective as of the date the Committee receives the Trust's written acceptance of the appointment. The Trustee's signature on the Plan constitutes acceptance of the appointment. The Committee shall appoint a new Trustee if a Trustee fails to accept its appointment in writing.

SECTION 8.13               THE COMMITTEE.

The Employer shall certify to the Trustee from time to time the name(s) of the person(s) constituting the Committee. All directions to the Trustee by the Committee shall be in writing, properly certified by a Committee member. The Trustee shall be entitled to rely without further inquiry upon all such written directions received from the Committee.

SECTION 8.14               AMENDMENT AND TERMINATION.

The Committee shall have the right at any time, by an instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend this agreement, in whole or in part, and to terminate the Trust, in accordance with the express provisions of the Plan. In no event, however, shall the duties, powers or liabilities of the Trustee hereunder be changed without its prior written consent.

SECTION 8.15               IRREVOCABILITY.

Subject to the provisions of the Plan, the Trust is declared to be irrevocable, and except as otherwise provided in Section 8.5, no part of the Trust Fund shall revert to or be recoverable by the Employer or be used for or diverted to any purposes other than for the exclusive benefit of Participants and Beneficiaries.

SECTION 8.16               PARTIES TO THE TRUST AGREEMENT.
------------               ------------------------------

(a) Any company which has adopted the Plan in accordance with the terms thereof shall become a party to this agreement upon signing the Plan or upon delivering a certified copy of a resolution to the effect that it agrees to adopt the Plan, to become a party to this agreement, and to be bound by all terms and conditions of the Plan and this agreement, as then in effect and as may thereafter be amended. The Committee shall have the sole authority to enforce this agreement and the Trustee shall in no event be required to deal with any person except the Committee. Except to the extent that the Trust allows self- directed accounts and individual Participants (or their Beneficiaries) to direct the investment of their Accounts, the Trustee shall in all respects invest and administer the Trust Fund as a single fund for investment and accounting purposes, without identification as to individual Participants, Beneficiaries, or Employers.

(b) Any corporation or other participating entity shall cease to be a party to this agreement upon delivering to the Trustee a certified copy of a resolution terminating its participation in the Plan. In such event, or in the event of the merger, consolidation, sale of property or stock, separation, reorganization or liquidation of any corporation that is a party to this agreement, the Trustee, until directed otherwise by the Committee shall continue to hold, in accordance with the provisions of this agreement, that portion of the Trust Fund which, pursuant to the determination of the Committee, is attributable to the participation in the Plan of the Employees and their Beneficiaries affected by such termination or by such transaction.

SECTION 8.17               TRUSTEE ACTION.

If the Trustee consists of more than one person, the Trustees shall act by a majority of their number. The Trustees may authorize one or more specific Trustees to sign papers on their behalf.

SECTION 8.18               PARTICIPANT-DIRECTED INVESTMENTS.

(a) A Participant or Beneficiary may elect in writing to have the Committee direct the Trustee to invest and reinvest all of the Account balances (Employer and Employee) on his behalf and all earnings thereon. The direction will be with respect to any investment(s) or investment fund(s) permitted under the Trust agreement and selected by the Committee in any combination, specifying the percentage of each as permitted by the Committee. This election shall become effective, and the Participant or Beneficiary may thereafter change or revoke such election, at such times as the Committee determines, under non- discriminatory rules.

(b) The Trustee and the Committee shall not be liable or responsible for any loss resulting to the Participant's Accounts because of any sale or investment directed by the Participant under this Section or because of the failure to take any action regarding an investment acquired pursuant to such elective investment. The Trustee and the Committee shall be indemnified by the Participant from and against any personal liability to which the Trustee and the Committee may be subjected due to carrying out an elective investment directed by the Participant or for failure to act in the absence of instructions from the Participant.

                 ARTICLE IX - AMENDMENT, TERMINATION AND MERGER


SECTION 9.1                AMENDMENT.

(a) The Employer, by action of the Committee reserves the right to amend the Plan and Trust, by resolution of the Employer, to the extent permitted under the Code and ERISA. No amendment affecting the rights or duties of the Trustee shall be effective without the written consent of the Trustees.

(b) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

SECTION 9.2                TERMINATION.

(a) The Employer intends to continue the Plan indefinitely and to fund the Plan as required by law and its terms. However, the Employer reserves the right to terminate the Plan at any time. If the Plan is totally or partially terminated, or in the event of a complete discontinuation of contributions under the Plan, a Participant whose participation in the Plan is terminated as a result of such total or partial termination or who is affected by the complete discontinuation of contributions to the Plan shall be 100 percent Vested with respect to his Accounts, determined as of the date of such total or partial termination.

(b) Upon termination of the Plan, the Employer shall allocate the assets of the Plan, after the payment of or set aside for the payment of all expenses, among the Participants and their Beneficiaries in accordance with the Code and ERISA.

(c) Upon termination of the Plan, and after all liabilities of the Plan to Participants and Beneficiaries have been satisfied, any residual assets of the Plan due to a contribution in excess of section 415 limits shall be distributed to the Employer provided such distribution does not contravene any provision of the law or the Plan.

(d) The allocation of benefits under this Article shall be accomplished either through the continuance of the Trust, the creation of a new Trust, the payment of the benefits to be provided to the Participants or Beneficiaries, or the purchase of annuity contracts, as determined by the Employer.

SECTION 9.3                MERGER, CONSOLIDATION OR TRANSFER.

The Employer shall have the right at any time to merge or consolidate the Plan with any other plan, or transfer the assets or liabilities of the Trust to any other plan provided each Participant would (if the Plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would equal or exceed the benefit the Participant would have been entitled to immediately before such merger, consolidation or transfer (if the Plan were then terminated).

                        ARTICLE X - TOP-HEAVY PROVISIONS


SECTION 10.1               APPLICABILITY.

The provisions of this Article X shall not apply to the Plan with respect to any Plan Year in which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan.

SECTION 10.2               DEFINITIONS.

(a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the "Determination Period" was (1) an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under section 318 of the
       Code)  of one of the  ten  largest  interests  in the  Employer  if  such individual's Annual Compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, (3) a more-than-5-percent owner of the Employer, or (4) a more-than-1-percent owner of the Employer who has an Annual Compensation of more than $150,000. "Annual Compensation" means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under sections 125, 402(e)(3), 402(h) or 403(b) of the Code. The "Determination Period" is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

       The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the Regulations thereunder.

(b) Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is Top- Heavy if any of the following conditions exists:

       (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

       (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

       (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

(c) Super-Top-Heavy Plan: A plan is Super-Top-Heavy if such a plan would be Top-Heavy if "90 percent" were substituted for "60 percent" each place it appears in (b) above.

(d)    Top-Heavy Ratio:

       (1) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer has not maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the Regulations thereunder.

       (2) If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account balances under the aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with
              (1) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), are determined in accordance with section 416 of the Code and the Regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

       (3) For purposes of (1) and (2) above, the value of Account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the Regulations thereunder for the first and second Plan Years of a Defined Benefit Plan. The Account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or
              (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with section 416 of the Code and the Regulations thereunder. Employee contributions previously deductible under section 219 of the Code will not be taken into account for purposes of computing the TopHeavy Ratio. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

              The accrued benefit of a Participant other than a Key Employee shall be determined under either (a) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(e) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(f) Required Aggregation Group: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(g) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(h)    Valuation  Date: The date as defined in Article I of the Plan as of which
       Account   balances  or  accrued  benefits  are  valued  for  purposes  of calculating the Top-Heavy Ratio.

(i) Present Value: Present Value shall be determined using the interest and mortality rates specified in the applicable Plans. Notwithstanding the foregoing, all determinations shall be made in accordance with section 416 of the Code and the Regulations promulgated thereunder.

SECTION 10.3               MINIMUM ALLOCATION.

(a) Except as otherwise provided in (c) and (d) below, Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (four percent if the Plan is super-Top-Heavy) of such Participant's Compensation, or in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under the Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (2) the Participant's failure to make mandatory Employee contributions to the Plan or (3) Compensation less than a stated amount.

(b) For purposes of computing the minimum allocation, Compensation means Compensation as defined in Article I of the Plan.

(c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

SECTION 10.4               NONFORFEITABILITY OF MINIMUM ALLOCATION.

The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be forfeited under sections 412(a)(3)(B) or 411(a)(3)(D) of the Code.

SECTION 10.5               ALLOCATION LIMITATIONS.

In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to Section 4.4 of the Plan, "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 9.3.(a) of the Plan is increased from "three percent" to "four percent" and the Plan would not be a TopHeavy Plan if "90 percent" were substituted for "60 percent" each place it appears in
Section 9.2(b) of the Plan.

SECTION 10.6               MINIMUM VESTING SCHEDULES.

(a) For any Plan Year in which this Plan is Top-Heavy, the vesting schedule below will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top- Heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this Section.

(b) The nonforfeitable interest of each Employee in his or her Account balance attributable to Employer contributions shall be determined on the basis of the following:

                                                     The nonforfeitable
                    Year(s) of Service:                percentage is:

                           1                                   0
                           2                                  20
                           3                                  40
                           4                                  60
                           5                                  80
                           6                                 100

(c) If the vesting schedule under the Plan becomes subject to or is no longer subject to the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election provided in Section 4.6(g) of the Plan shall be available.

                         ARTICLE XI - GENERAL PROVISIONS


SECTION 11.1               GOVERNING LAW.

(a)    The  Plan  and  Trust  are   established   under,   and  their  validity,
       construction, and effect shall be governed by, the laws of the State of New York.

(b) The parties to the Trust intend that the Trust be exempt from taxation under section 501(a) of the Code, and any ambiguities in its construction shall be resolved in favor of an interpretation which will affect such intention.

SECTION 11.2               POWER TO ENFORCE.

The Committee shall have authority to enforce the Plan on behalf of any and all persons having or claiming any interest in the Trust or Plan.

SECTION 11.3               ALIENATION OF BENEFITS.

Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefits. This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order" as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

SECTION 11.4               NOT AN EMPLOYMENT CONTRACT.

The Plan is not and shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall give or be deemed to give an Employee the right to remain in the employment of the Employer or to interfere with the right to be retained in the employ of the Employer, any legal or equitable right against the Employer, or to interfere with the right of the Employer to discharge or retire any Employee at any time.

SECTION 11.5               DISCRETIONARY ACTS.

Any discretionary acts to be taken under the Plan with respect to the classification of Employees, contributions, or benefits shall be nondiscriminatory and uniform in nature and applicable to all persons similarly situated.

SECTION 11.6               INTERPRETATION.

(a) Savings Clause. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

(b) Gender. Wherever appropriate, pronouns of any gender shall be deemed synonymous as shall singular and plural pronouns.

(c) Headings. Headings and titles of sections and subsections within the Plan document are inserted solely for convenience of reference. They constitute no part of the Plan itself and shall not be considered in the construction of the Plan.

                          ARTICLE XII - SIGNATURE PAGE


IN WITNESS WHEREOF, this Plan has been restated the day and year written below.


Signed, sealed, and delivered on this ist day of September, 1995, in the presence of:

                                FAB INDUSTRIES, INC.


                                By /s/ Samson Bitensky
                                   ---------------------------------
                                       Samson Bitensky, President


                                FAB LACE, INC.



                                By /s/ Samson Bitensky
                                   ---------------------------------
                                       Samson Bitensky, President



/s/ Kym M. Hayes
--------------------------
WITNESS AS TO EMPLOYER(S)

                                /s/ Samson Bitensky
                                ------------------------------------
                                    Samson Bitensky, Trustee




/s/ Kym M. Hayes (SEAL)         /s/ Howard Soren
--------------------------      ------------------------------------
WITNESS AS TO TRUSTEE(S)            Howard Soren, Trustee